Exhibit 99.2

Supplemental Information

September 30, 2010

(Unaudited)

Orland Park, IL	South San Francisco, CA

Parker, CO	Dallas, TX

Table of Contents

Company Information	1
Summary	2
Consolidated Funds From Operations	3
Capitalization	4
Indebtedness and Ratios	5
Investments and Dispositions	6
Development	7
Owned Portfolio
Portfolio summary	8
Portfolio concentrations	9
Same property operating lease portfolio	10
Lease expirations and debt investment maturities	11
Owned Senior Housing Portfolio
Investments and operator concentration	12
Trends	13
Owned Life Science Portfolio
Investments, tenant concentration and trends	14
Selected lease expirations and leasing activity	15
Owned Medical Office Portfolio
Investments and trends	16
Leasing activity	17
Owned Skilled Nursing Portfolio
Investments and operator concentration	18
Trends and HCR ManorCare information	19
Owned Hospital Portfolio
Investments and operator concentration	20
Trends	21
Investment Management Platform
Summary and balance sheets	22
Statements of operations and funds from operations	23
Net operating income	24
Portfolio summary	25
Reporting Definitions and Reconciliations of Non-GAAP Measures	26-30

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Harold M. Messmer, Jr.
Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
HCP, Inc.	Robert Half International, Inc.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Richard M. Rosenberg
Chief Operating and Financial Officer	Chairman and Chief Executive Officer
Jones Lang LaSalle Incorporated	(Retired), BankAmerica Corporation

Michael D. McKee	Joseph P. Sullivan
Chief Executive Officer	Chairman of the Board of Advisors
Kennedy Associates Real Estate Counsel, L.P.	RAND Health

Senior Management

James F. Flaherty III	Thomas D. Kirby
Chairman and	Executive Vice President
Chief Executive Officer	Acquisitions and Valuations

Paul F. Gallagher	Thomas M. Klaritch
Executive Vice President and	Executive Vice President
Chief Investment Officer	Medical Office Properties

J. Alberto Gonzalez-Pita	Timothy M. Schoen
Executive Vice President, General Counsel	Executive Vice President
and Corporate Secretary	Life Science and Investment Management

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Asset Management and Senior Housing
Thomas M. Herzog
Executive Vice President and	Kendall K. Young
Chief Financial Officer	Executive Vice President

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Thomas M. Herzog, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)  As of October 29, 2010.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$317,149	$287,068	$914,061	$854,734

NOI	218,949	205,647	650,274	623,043

Adjusted EBITDA	254,435	237,314	741,035	701,146

Net income (loss) applicable to common shares	16,995	(52,397)	171,296	82,672

FFO applicable to common shares	96,081	32,169	416,798	306,424

Diluted FFO, before giving effect to impairments, recoveries and litigation provision	167,774	149,265	476,591	429,426

Diluted EPS	$0.05	$(0.18)	$0.57	$0.31

Diluted FFO per common share	$0.31	$0.11	$1.39	$1.14

Diluted FFO per common share, before giving effect to impairments, recoveries and litigation provision	$0.54	$0.52	$1.58	$1.60

FFO payout ratio, before giving effect to impairments, recoveries and litigation provision	86%	89%	88%	86%

Financial Leverage	41%	43%

Adjusted fixed charge coverage	2.9x	2.6x	2.8x	2.5x

	September 30,	December 31,
Operating properties:	2010	2009

Senior housing	250	256

Life science	102	98

Medical office	252	251

Skilled nursing	45	48

Hospital	21	22

Total	670	675

Portfolio Income from Assets Under Management(1)	Assets Under Management: $14.4 billion(2)

(1)  Represents the NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the nine months ended September 30, 2010.

(2)  Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at September 30, 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Consolidated Funds From Operations

Dollars and shares in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income (loss) applicable to common shares	$16,995	$(52,397)	$171,296	$82,672
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,334	81,177	234,008	240,308
Discontinued operations	173	1,180	1,382	2,276
Gain on sales of real estate	(3,987)	(2,460)	(4,052)	(34,357)
Equity income from unconsolidated joint ventures	(209)	(1,328)	(4,078)	(1,993)
FFO from unconsolidated joint ventures	5,213	6,433	19,709	19,004
Noncontrolling interests’ and participating securities’ share in earnings	3,896	3,895	11,725	12,147
Noncontrolling interests’ and participating securities’ share in FFO	(4,334)	(4,331)	(13,192)	(13,633)
FFO applicable to common shares	$96,081	$32,169	$416,798	$306,424

Basic FFO per common share	$0.31	$0.11	$1.39	$1.14

Diluted FFO per common share	$0.31	$0.11	$1.39	$1.14

Weighted average shares used to calculate diluted FFO per share	311,092	285,234	300,468	268,183

Dividends declared per common share	$0.465	$0.46	$1.395	$1.38

Impact of impairments, recoveries and litigation provision	$71,693	$117,096	$59,793	$123,002

Per common share impact of impairments, recoveries and litigation provision on diluted FFO	$0.23	$0.41	$0.19	$0.46

Diluted FFO per common share, before giving effect to impairments, recoveries and litigation provision	$0.54	$0.52	$1.58	$1.60

FFO payout ratio, before giving effect to impairments, recoveries and litigation provision	86.1%	88.5%	88.3%	86.3%

Consolidated selected supplemental cash flow information:
Impairments, net of recoveries	$71,693	$15,123	$59,793	$21,029
Litigation provision	—	101,973	—	101,973
Amortization of above and below market lease intangibles, net(1)	(1,629)	(1,677)	(5,337)	(12,657)
Stock-based compensation	3,618	3,531	11,306	11,068
Amortization of debt premiums, discounts and issuance costs, net	1,934	1,874	7,238	6,187
Straight-line rents	(11,174)	(12,992)	(32,869)	(38,751)
Interest accretion – DFLs	(1,886)	(2,034)	(5,549)	(5,983)
Increase (decrease) in deferred revenues – tenant improvement related	(928)	2,818	(2,785)	10,178
Increase (decrease) in deferred revenues – additional rents (SAB 104)	705	(201)	540	329
Leasing costs and tenant and capital improvements(2)	(55,595)	(8,495)	(72,140)	(27,321)

HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures(3):
Amortization of above and below market lease intangibles, net	$32	$139	$148	$1,394
Amortization of debt premiums, discounts and issuance costs, net	107	111	317	300
Straight-line rents	(202)	(1,329)	(3,759)	(3,394)
Leasing costs and tenant and capital improvements	(1,134)	(542)	(2,526)	(1,644)

(1)   Three months ended September 30, 2010 amortization of $1.6 million includes the net effect of the following: (i) income of $2.0 million related to net below market lease intangibles; (ii) operating expense of $0.1 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $0.3 million related to lease incentives. Nine months ended September 30, 2010 amortization of $5.3 million includes the net effect of the following: (i) income of $6.7 million related to net below market lease intangibles; (ii) operating expense of $0.3 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $1.1 million related to lease incentives. The nine months ended September 30, 2009 includes a $6 million reduction in the amortization of above-market rent intangibles resulting from adjustments to the cost allocation of certain assets acquired in 2006.

(2)   On August 31, 2010, the Company entered into agreements with Sunrise Senior Living’s (“Sunrise”) that allowed HCP to terminate management contracts on 27 of 75 senior housing communities.  The Company transitioned these 27 communities to Emeritus Corporation effective November 1st. In exchange, the Company paid Sunrise $50 million, which after certain closing and working capital adjustments, resulted in $41 million that was capitalized and will be amortized as deferred leasing costs over the life of the new leases with Emeritus Corporation ($39 million of the $41 million was incurred and included in the quarter ended September 30, 2010 and $2 million was incurred on November 1, 2010). For additional information see Note 11 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)   Includes Investment Management Platform and three other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Capitalization

Dollars and shares in thousands, except price data

Total Debt
	September 30, 2010	December 31, 2009	September 30, 2009
Bank line of credit	$318,000	$—	$—
Term loan	—	200,000	200,000
Senior unsecured notes	3,324,975	3,521,325	3,520,577
Mortgage and other secured debt	1,682,740	1,834,935	1,863,404
Other debt	93,990	99,883	99,487
Consolidated debt	5,419,705	5,656,143	5,683,468
HCP’s share of unconsolidated debt(1)	337,371	341,389	342,698
Total debt	$5,757,076	$5,997,532	$6,026,166

Total Market Capitalization
	September 30, 2010
	Shares/Units	Value/Units	Total Value
Common stock	310,507	$35.98	$11,172,042
Convertible partnership units
2 for 1(2)	1,746	71.96	125,642
1 for 1(3)	2,520	35.98	90,670
	4,266		216,312
Preferred stock:
7.25% Series E (Callable at par)	4,000	25.01	100,040
7.10% Series F (Callable at par)	7,820	24.90	194,718
	11,820		294,758

Consolidated market equity			$11,683,112

Consolidated debt			5,419,705

Consolidated market capitalization			$17,102,817

HCP’s share of unconsolidated debt(1)			337,371

Total market capitalization			$17,440,188

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended		Nine Months Ended
	Outstanding	September 30, 2010		September 30, 2010
	September 30, 2010	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Common stock	310,507	309,448	309,448	299,243	299,243
Common equivalent securities:
Restricted stock and units	1,569	279	279	223	223
Options	1,365	1,365	1,365	1,002	1,002
Convertible partnership units	6,012	—	—	—	—
Total common and equivalents	319,453	311,092	311,092	300,468	300,468

Other Information
Trading Symbol		Senior Unsecured Debt Ratings
HCP	Common Stock	Moody’s	Baa3 (positive outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB (positive outlook)

Stock Exchange Listing
NYSE

(1)   Reflects the Company’s pro rata share of amounts from the Investment Management Platform. Excludes unconsolidated joint ventures outside of the Investment Management Platform.

(2)   Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at the time of conversion or, at the Company’s election, two shares of the Company’s common stock.

(3)   Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at the time of conversion or, at the Company’s election, one share of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)

September 30, 2010

		Senior		Mortgage and			HCP’s Share of
	Bank Line	Unsecured		Other Secured		Consolidated	Unconsolidated
	of Credit(1)	Notes	Rates(2)	Debt(3)	Rates(2)	Debt	Mortgage Debt(4)	Rates(2)	Total Debt
2010 (3 months)	$—	$6,421	6.77%	$13,713	2.24%	$20,134	$1,436	—%	$21,570
2011	318,000	292,265	4.85	79,614	3.32	689,879	6,224	—	696,103
2012	—	250,000	6.67	63,860	5.11	313,860	13,560	5.42	327,420
2013	—	550,000	5.83	675,194	2.97	1,225,194	44,508	6.02	1,269,702
2014	—	87,000	4.88	177,530	5.74	264,530	4,364	—	268,894
2015	—	400,000	6.64	355,470	6.22	755,470	15,070	5.84	770,540
2016	—	400,000	6.43	250,249	6.74	650,249	50,975	6.05	701,224
2017	—	750,000	6.04	3,317	—	753,317	201,648	5.86	954,965
2018	—	600,000	6.84	8,039	5.90	608,039	—	—	608,039
2019	—	—	—	3,063	5.70	3,063	—	—	3,063
Thereafter	—	—	—	50,514	5.38	50,514	—	—	50,514
Subtotal	318,000	3,335,686		1,680,563		5,334,249	337,785		5,672,034
Other debt(5)	—	—				93,990			93,990
(Discounts) and premiums, net	—	(10,711)		2,177		(8,534)	(414)		(8,948)
Total debt	$318,000	$3,324,975		$1,682,740		$5,419,705	$337,371		$5,757,076

Weighted average interest rate	1.29%	6.13%		4.79%		5.42%	5.92%		5.45%

Weighted average maturity in years	0.85	4.83		4.29		4.42	6.16		4.52

Ratios			Covenants
	September 30,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at September 30, 2010.
	2010	2009
Consolidated Debt/Consolidated Gross Assets	40.3%	42.8%
Financial Leverage (Total Debt/Total Gross Assets)	41.0%	43.4%		Line of Credit
			Financial Covenants(7)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	12.5%	13.9%	Leverage Ratio	No greater than 60%	43%
Total Secured Debt/Total Gross Assets	14.4%	15.8%	Secured Debt Ratio	No greater than 30%	15%
			Unsecured Leverage Ratio	No greater than 65%	40%
Fixed and variable rate ratios(6):			Fixed Charge Coverage Ratio (12 months)	No less than 1.75x	2.55x
Fixed rate Total Debt	81.0%	83.8%
Variable rate Total Debt	19.0%	16.2%
	100.0%	100.0%

(1)  At September 30, 2010, in addition to the $318 million balance under the bank line of credit facility, the Company also had $117 million of aggregate letters of credit pledged against the revolving line of credit facility, including a $103 million letter of credit as a result of the Ventas, Inc. (“Ventas”) litigation. For further information regarding the Ventas litigation see Note 11 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(2)  Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.

(3)  Mortgage debt attributable to non-controlling interests at September 30, 2010 was $31 million.

(4)  Includes pro-rata share of other debt that represents the Company’s Investment Management Platform. At September 30, 2010, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates.

(5)  $94 million of other debt that represents non-interest bearing life care bonds and occupancy fee deposits at three of the Company’s senior housing facilities have no scheduled maturities.

(6)  $250 million of fixed-rate senior unsecured notes are presented as variable-rate debt as the interest payments under such debt has been swapped (pay float and receive fixed) and $60 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt has been swapped (pay fixed and receive float).

(7)  Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Investments and Dispositions

Dollars and square feet in thousands

Investments
	September 30, 2010
Description	Three Months Ended	Nine Months Ended

Purchase of participation in Genesis HealthCare’s senior term loan	$83,286	$83,286
Purchase of participation in Genesis HealthCare’s mezzanine debt	40,000	40,000
Acquisitions of real estate properties	63,229	173,414
Total fundings for development, tenant and capital improvements(1)	36,155	97,333

Total investments	$222,670	$394,033

Acquisitions of real estate properties for the three months ended September 30, 2010

			Property
Description		Capacity	Count	Segment	Investment

Location	Date

Salt Lake City, Utah	July 26, 2010	85 Sq. Ft.	1	Life science	$29,184
San Antonio, Texas	July 26, 2010	59 Sq. Ft.	1	Medical office	9,500
Bountiful, Utah	July 26, 2010	44 Sq. Ft.	1	Medical office	9,795
Cherry Hill, New Jersey	September 30, 2010	110 units	1	Senior housing	14,750
Third quarter acquisitions of real estate properties					$63,229

Dispositions
			Property		Sales Price,
Description		Capacity	Count	Segment	Net of Costs

Location	Date
Three Months Ended September 30, 2010:

Various, Michigan	August 31, 2010	297 beds	3	Skilled nursing	$9,965
Scottsdale, Arizona	August 19, 2010	—	—(2)	Medical office	490
Third quarter property dispositions					10,455
Marketable debt securities sold	Various			Hospital	72,507
Total					$82,962

Nine Months Ended September 30, 2010:

Property dispositions	Various		4	Various	$25,472
Marketable debt securities sold	Various			Hospital	72,507
Total					$97,979

(1)   The three months ended September 30, 2010, includes the following: (i) $15.6 million of development, (ii) $6.8 million of first generation tenant improvements, and (iii) $13.8 million of second generation tenant and capital improvements (excludes $41.8 million of leasing costs). The nine months ended September 30, 2010, includes the following: (i) $43.4 million of development, (ii) $27.7 million of first generation tenant improvements, and (iii) $26.2 million of second generation tenant and capital improvements (excludes $45.9 million of leasing costs). Investments for development include capitalized interest for the three and nine months ended September 30, 2010 of $5.2 million and $15.1 million respectively. Capitalized interest for the three and nine months ended September 30, 2010 includes $0.1 million and $0.4 million, respectively, related to investments in unconsolidated joint ventures.

(2)   Represents the partial sale of a land lot.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Development

As of September 30, 2010, dollars and square feet in thousands

Redevelopment Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment

500/600 Saginaw	Redwood City, CA	Life science	1Q 2010	89	$39,019	$52,029
Modular Labs IV(4)	So. San Francisco, CA	Life science	4Q 2010	110	48,333	55,948
Soledad (Westridge)	San Diego, CA	Life science	2Q 2011	28	8,287	14,582
Knoxville	Knoxville, TN	Medical office	3Q 2011	38	5,623	8,740
Folsom	Sacramento, CA	Medical office	1Q 2012	92	27,251	36,800
Innovation Drive	San Diego, CA	Medical office	1Q 2012	84	23,014	37,100

	Total			441	$151,527	$205,199

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	30	866
Carlsbad, CA	Life science	41	697
Poway, CA	Life science	72	1,261
Torrey Pines, CA	Life science	6	93
		149	2,917

Investment-to-date(2)(3)			$274,882

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(6)	Leased
Oyster Point II (A)	So. San Francisco, CA	Life science	January 2010	122	$94,835	100%
Oyster Point II (B)	So. San Francisco, CA	Life science	January 2010	129	99,957	100%
Oyster Point II (C)	So. San Francisco, CA	Life science	January 2010	78	51,167	—
Soledad (Westridge)(5)	San Diego, CA	Life science	September 2010	25	7,683	100%
				354	$253,642

(1)   Includes $40 million in land, $72 million in buildings and $40 million in development costs and construction in progress.

(2)   Includes $221 million in land and $54 million in development costs and construction in progress.

(3)   Development costs and construction in progress of $143 million presented on the Company’s consolidated balance sheet at September 30, 2010, includes the following: (i) $40 million of costs for development projects in process; (ii) $54 million of costs for land held for development; and (iii) $49 million for tenant and other facility related improvement projects.

(4)   Represents three facilities, one of which was placed in redevelopment (out of service) during the quarter ended March 31, 2010.

(5)   Represents approximately half (or 25,000 sq. ft.) of the Soledad project that was placed in service during the quarter ended September 30, 2010.

(6)   Represents investment as of the date that the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Owned Portfolio Summary

As of and for the nine months ended September 30, 2010, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product

Leased	Property			Average			Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment(1)	NOI	Age (Years)	Capacity		%(2)	Amount	CFC	Amount	CFC
Senior housing	225	$4,207,976	$257,794	13	25,707	Units	85.5	$358,180	1.16 x	$430,906	1.39 x
Life science	98	3,128,513	170,596	16	6,508	Sq. Ft.	88.9	N/A	N/A	N/A	N/A
Medical office	186	2,178,765	135,288	19	12,900	Sq. Ft.	90.8	N/A	N/A	N/A	N/A
Skilled nursing	45	244,738	27,668	25	5,331	Beds	85.3	53,081	1.48 x	72,687	2.02 x
Hospital	17	647,890	58,928	24	2,377	Beds	58.6	308,931	4.70 x	342,766	5.22 x
	571	$10,407,882	$650,274	16

Secured		Interest	EBITDA	EBITDAM
Loans	Investment	Income	DSC	DSC
Senior housing	$750	$352	N/A	N/A
Skilled nursing(3)	723,730	38,218	N/A	N/A
Hospital	55,826	3,011	4.36 x	5.02 x
	$780,306	$41,581

Mezzanine		Interest	EBITDA	EBITDAM
Loans	Investment	Income	DSC	DSC
Skilled nursing(3)	$988,394	$46,418	N/A	N/A
Hospital	185,211	20,005	2.30 x	2.47 x
	$1,173,605	$66,423

Total	$12,361,793	$758,278

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended September 30, 2010
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(5)	Income(6)	Income	NOI
Senior housing(4)	$101,179	$13,322	$87,857	$67	$87,924	$80,153
Life science	69,660	12,707	56,953	—	56,953	50,300
Medical office	78,173	33,336	44,837	—	44,837	43,761
Skilled nursing	9,274	76	9,198	28,750	37,948	8,971
Hospital	21,124	1,020	20,104	7,765	27,869	19,490
	$279,410	$60,461	$218,949	$36,582	$255,531	$202,675

	Nine Months Ended September 30, 2010
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(5)	Income(6)	Income	NOI
Senior housing(4)	$272,804	$15,010	$257,794	$352	$258,146	$235,036
Life science	206,641	36,045	170,596	—	170,596	153,893
Medical office	232,281	96,993	135,288	—	135,288	131,118
Skilled nursing	27,843	175	27,668	84,636	112,304	26,820
Hospital	62,733	3,805	58,928	23,016	81,944	54,514
	$802,302	$152,028	$650,274	$108,004	$758,278	$601,381

(1)       Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and debt investments.

(2)       For life science facilities and MOBs, occupancy percentages are presented as of the end of the period reported. For senior housing facilities, skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the period reported.

(3)       Primarily consists of HCR ManorCare. See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 19 in this report.

(4)       The quarter ended September 30, 2010 includes increases to revenues and operating expenses of $13.7 million and $12.7 million, respectively, as a result of consolidating the operations for 27 Sunrise-managed properties beginning August 31, 2010 (the date that HCP controlled the four variable interest entities (“VIEs”) that lease these 27 properties); for additional information regarding these VIEs see Notes 11 and 17 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(5)       NOI attributable to non-controlling interests for the three and nine months ended September 30, 2010 was $1.4 million and $4.2 million, respectively.

(6)       Includes loan accretion for the three and nine months ended September 30, 2010 of $14.3 million and $41.4 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Owned Portfolio Concentrations

As of and for the nine months ended September 30, 2010, dollars in thousands

Geographic Diversification of Leased Properties

	Total	Senior	Life	Medical	Skilled			% of
Investment by State	Properties	Housing	Science	Office	Nursing	Hospital	Total	Total

CA	134	$579,411	$3,009,037	$221,092	$14,347	$128,505	$3,952,392	38

TX	75	383,514	—	651,971	2,818	226,785	1,265,088	12

FL	50	483,009	—	148,183	—	62,450	693,642	7

CO	24	169,382	—	193,101	15,067	9,028	386,578	4

VA	21	279,623	—	40,059	63,100	—	382,782	4

WA	14	131,489	—	173,243	—	—	304,732	3

NJ	12	296,028	—	—	—	—	296,028	3

UT	35	24,728	119,476	142,746	4,935	—	291,885	3

IL	14	246,794	—	12,415	—	—	259,209	2

MD	12	195,076	—	29,275	—	—	224,351	2

Other	180	1,418,922	—	566,680	144,471	221,122	2,351,195	23

Total	571	$4,207,976	$3,128,513	$2,178,765	$244,738	$647,890	$10,407,882	100

	Total	Senior	Life	Medical	Skilled			% of
NOI by State	Properties	Housing	Science	Office	Nursing	Hospital	Total	Total

CA	134	$35,735	$162,387	$9,760	$1,639	$12,608	$222,129	34

TX	75	28,087	—	38,074	310	18,387	84,858	13

FL	50	33,607	—	9,175	—	5,843	48,625	8

VA	21	15,091	—	2,736	5,138	—	22,965	4

CO	24	8,729	—	11,082	1,187	1,018	22,016	3

UT	35	1,282	8,209	9,258	497	—	19,246	3

WA	14	6,074	—	12,728	—	—	18,802	3

TN	23	2,113	—	10,919	2,480	—	15,512	2

NJ	12	15,014	—	—	—	—	15,014	2

MD	12	12,040	—	2,121	—	—	14,161	2

Other	171	100,022	—	29,435	16,417	21,072	166,946	26

Total	571	$257,794	$170,596	$135,288	$27,668	$58,928	$650,274	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%

Sunrise Senior Living(2)	Senior housing	$113,414	12

Brookdale	Senior housing	64,959	7

Emeritus Corporation(2)	Senior housing	57,603	6

HCA	Hospital	54,154	6

HCR ManorCare	Skilled nursing	53,473	6

Amgen	Life science	39,668	4

Genentech	Life science	36,080	4

Aegis Senior Living	Senior housing	21,197	2

Takeda	Life science	16,562	1

Tenet Healthcare Corporation	Hospital	16,018	1

Other		493,915	51

		$967,043	100

(1)   The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for twelve months; however, for properties where the Company reports facility-level revenues and related operating expenses (i.e., the 27 properties discussed below), the Company annualizes the facility-level NOI. For additional details regarding “annualized revenues,” see reporting definitions.

(2)   27 properties formerly operated by Sunrise were transitioned to Emeritus Corporation effective November 1, 2010. Assuming the transition of these 27 properties to Emeritus occurred effective September 1, 2010, the pro forma percentages of annualized revenues as of September 30, 2010 for both Sunrise and Emeritus would have been 9%.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Same Property Operating Lease Portfolio

As of September 30, 2010, dollars and square feet in thousands

			Senior		Life		Medical		Skilled
	Total		Housing(1)		Science		Office		Nursing		Hospital

Property count	531		192		93		184		45		17

Investment	$9,373,110		$3,475,648		$2,845,374		$2,159,460		$244,738		$647,890

Percent of operating lease portfolio (by investment)	95.3%		95.8%		90.8%		99.1%		100%		100%

Capacity			21,819 Units		6,070 Sq. Ft.		12,797 Sq. Ft.		5,331 Beds		2,377 Beds

Year-Over-Year Three-Month SPP

Occupancy(2):

September 30, 2010			85.6%		89.4%		90.7%		85.1%		57.7%

September 30, 2009			86.2%		91.1%		90.7%		85.1%		59.6%

% change			(0.6%	)	(1.7%	)	—%		—%		(1.9%	)

NOI % change	3.3%		7.1%		2.3%		0.4%		(2.7%	)	2.4%

Adjusted NOI:

September 30, 2010	$187,786		$67,221		$47,198		$44,886		$8,991		$19,490

September 30, 2009	$179,215		$61,228		$47,932		$44,269		$9,111		$16,675

Adjusted NOI % change	4.8%		9.8%		(1.5%	)	1.4%		(1.3%	)	16.9%

Sequential Three-Month SPP

Occupancy(2):

September 30, 2010			85.6%		89.4%		90.7%		85.1%		57.7%

June 30, 2010			85.3%		89.3%		90.8%		85.8%		62.6%

% change			0.3%		0.1%		(0.1%	)	(0.7%	)	(4.9%	)

NOI % change	(1.9%	)	(1.8%	)	(1.0%	)	(0.7%	)	(0.4%	)	(7.2%	)

Adjusted NOI:

September 30, 2010	$187,786		$67,221		$47,198		$44,886		$8,991		$19,490

June 30, 2010	$193,717		$68,349		$51,476		$44,890		$8,971		$20,031

Adjusted NOI % change	(3.1%	)	(1.6%	)	(8.3%	)	(0.0%	)	0.2%		(2.7%	)

Year-Over-Year Nine-Month SPP

NOI % change	2.2%		3.4%		2.2%		0.6%		1.6%		1.5%

Adjusted NOI:

September 30, 2010	$563,080		$201,759		$145,442		$134,518		$26,847		$54,514

September 30, 2009	$537,163		$186,272		$142,079		$132,547		$26,560		$49,705

Adjusted NOI % change	4.8%		8.3%		2.4%		1.5%		1.1%		9.7%

(1)       Excludes 27 properties which are classified as direct financing leases.

(2)       Occupancy percentages for senior housing, hospital and skilled nursing are calculated based on the average three month occupancy one quarter in arrears from the period presented. Occupancy percentages for life science and medical office are as of the end of the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At September 30, 2010, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2010(2)	2011	2012		2013	2014	2015	2016		2017		2018	2019	Thereafter

Lease Expirations

Senior housing:

Properties	225	1	—	1		4	5	1	19		25		59	12	98

Annualized revenues	$324,334	$197	$—	$324		$18,278	$4,908	$631	$30,513		$32,039		$99,914	$14,359	$123,171

Life science:

Square feet	5,785	48	408	135		397	398	810	263		733		436	—	2,157

Annualized revenues	$209,758	$693	$13,171	$3,568		$11,151	$10,971	$23,774	$7,734		$25,028		$22,289	$—	$91,379

Medical office:

Square feet	11,709	736	1,368	1,516		1,646	1,357	1,089	651		627		782	660	1,277

Annualized revenues	$243,272	$15,651	$31,245	$32,948		$29,920	$29,956	$23,887	$12,133		$12,999		$15,399	$13,291	$25,843

Skilled nursing:

Properties	45	—	—	—		10	9	5	6		9		4	1	1

Annualized revenues	$37,288	$—	$—	$—		$7,232	$6,930	$3,344	$5,281		$8,193		$3,725	$1,360	$1,223

Hospital:

Properties	17	—	—	—		1	3	—	—		2		—	4	7

Annualized revenues	$64,826	$—	$—	$—		$2,478	$16,018	$—	$—		$4,547		$—	$6,273	$35,510

Total annualized revenues	$879,478	$16,541	$44,416	$36,840		$69,059	$68,783	$51,636	$55,661		$82,806		$141,327	$35,283	$277,126

Debt Investment Maturities

Senior housing:

Annualized revenues	$67	$67	$—	$—		$—	$—	$—	$—		$—		$—	$—	$—

Skilled nursing:

Annualized revenues	$64,611	$—	$—	$—		$54,449	$10,162	$—	$—		$—		$—	$—	$—

Hospital:

Annualized revenues	$22,887	$—	$—	$10,288	(3)	$—	$—	$670	$10,717	(4)	$1,212	(4)	$—	$—	$—

Total annualized revenues	$87,565	$67	$—	$10,288		$54,449	$10,162	$670	$10,717		$1,212		$—	$—	$—

(1)    The most recent monthly base rent (including add rent floors), income from direct financing leases and/or interest income annualized for twelve months; however, for properties where the Company reports facility-level revenues and related operating expenses (i.e., the 27 properties discussed in page 9 footnote 4 of this report), the Company annualizes the facility-level NOI. For additional details regarding “annualized revenues,” see reporting definitions.

(2)    Includes month-to-month and holdover leases.

(3)    Reflects extension of loan maturity to 2012 as a result of proposed terms of restructuring the loan to Cirrus Group, LLC; for additional information regarding the Cirrus Group, LLC loan restructure see Note 6 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(4)    In October 2010, the Company sold its remaining bond investments in HCA and one other issuer and in November 2010, a $35 million mortgage loan was repaid early, which represent the annualized revenue maturities in 2016 and 2017.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Senior Housing Portfolio

As of and for the nine months ended September 30, 2010, dollars in thousands

Investments

Operating	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC

Assisted living	162	$2,377,568	$138,619	12	14,432	85.3	$191,931	1.15 x	$233,065	1.40 x

Independent living	28	712,241	48,045	19	4,911	84.0	61,615	1.03 x	70,469	1.17 x

CCRCs	8	510,775	33,914	22	3,223	89.3	60,784	1.39 x	72,292	1.66 x

	198	$3,600,584	$220,578	13	22,566	85.6	$314,330	1.16 x	$375,826	1.39 x

Direct Financing	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC

Assisted living	27	$607,392	$37,216	13	3,141	85.1	$43,850	1.12 x	$55,080	1.40 x

Leased Properties	225	$4,207,976	$257,794	13	25,707	85.5	$358,180	1.16 x	$430,906	1.39 x

			Interest
Secured Loans		Investment	Income

Assisted living		$750	$152

Independent living		—	200

		$750	$352

Total		$4,208,726	$258,146

Operator Concentration(3)

					NOI and

	Properties		Investment		Interest Income			Occupancy	EBITDA(R)	EBITDA(R)M

Operator	Count	% Pooled	Amount	%	Amount	%	Units	%(1)	CFC/DSC	CFC/DSC

Sunrise Senior Living(4)(5)(6)	75	99	$1,777,971	42	$90,654	35	8,806	85.3	1.16 x	1.45 x

Brookdale	24	92	675,804	16	50,819	20	4,813	87.8	1.30 x	1.53 x

Emeritus Corporation(6)	42	93	658,451	16	46,381	18	4,488	87.7	1.21 x	1.41 x

Aegis Senior Living	12	83	258,008	6	16,964	7	963	84.9	0.90 x	1.06 x

Harbor Retirement Associates	13	92	191,632	5	10,927	4	1,260	79.9	1.01 x	1.29 x

Capital Senior Living	15	100	178,042	4	11,152	4	1,530	79.9	1.02 x	1.17 x

Horizon Bay Senior Communities	11	91	157,704	4	12,237	5	1,272	92.4	1.38 x	1.61 x

Other(4)(5)	33	91	311,114	7	19,012	7	2,575	84.6	1.04 x	1.25 x

	225	95	$4,208,726	100	$258,146	100	25,707	85.5	1.16 x	1.39 x

(1)     Occupancy percentages are one quarter in arrears from the period presented.

(2)     Certain borrower’s in HCP’s senior housing portfolio are not required under their respective loan agreements to provide operational data.

(3)     Property count and units are presented for leased properties, excluding secured loans. Occupancy percentages are presented in the aggregate for leased properties and secured loans.

(4)     Sunrise Senior Living percentage pooled consists of 74 assets under 10 separate pools.

(5)     On October 1, 2009, the Company transitioned 14 assets formerly operated by Sunrise Senior Living to three new operators. For these transitioned assets, occupancy and CFC are disclosed under “other.”

(6)   27 properties formerly operated by Sunrise were transitioned to Emeritus Corporation effective November 1, 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio

				As of and for the

	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended

	09/30/10	06/30/10	09/30/09	09/30/10	09/30/09	09/30/10	06/30/10(1)	09/30/09(1)

Property count	192	192	192	192	192	225	233	233

Investment	$3,475,648	$3,466,674	$3,458,167	$3,475,648	$3,458,167	$4,207,976	$4,201,684	$4,097,138

Units	21,819	21,821	21,809	21,819	21,809	25,707	25,965	25,427

3-Month Occupancy %(2)	85.6	85.3	86.2	85.6	86.2	85.5	84.9	85.7

12-Month Occupancy %(2)	85.6	85.7	87.5	85.6	87.5	85.5	85.3	87.2

EBITDA(R)(3)	$313,288	$311,268	$306,032	$313,288	$306,032	$358,180	$356,238	$352,239

EBITDA(R) CFC/DSC(3)	1.16 x	1.16 x	1.16 x	1.16 x	1.16 x	1.16 x	1.15 x	1.16 x

EBITDA(R)M(3)	$374,571	$372,250	$366,823	$374,571	$366,823	$430,906	$429,188	$425,247

EBITDA(R)M CFC/DSC(3)	1.39 x	1.39 x	1.39 x	1.39 x	1.39 x	1.39 x	1.38 x	1.40 x

NOI:

Rental revenues(4)	$85,294	$73,971	$67,709	$231,497	$214,595

Operating expenses(4)(5)	(12,792)	(109)	10	(13,273)	(3,576)

	$72,502	$73,862	$67,719	$218,224	$211,019

Adjusted NOI:

Straight-line rents	(4,544)	(4,727)	(5,742)	(14,157)	(17,312)
Below market lease intangibles, net(6)	(737)	(786)	(749)	(2,308)	(7,435)

	$67,221	$68,349	$61,228	$201,759	$186,272

(1)   Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)   Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3)   EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period presented and are one quarter in arrears from the period presented.

(4)   The quarter ended September 30, 2010 includes increases to revenues and operating expenses of $13.7 million and $12.7 million, respectively, as a result of consolidating the operations for 27 Sunrise-managed properties beginning August 31, 2010 (the date that HCP controlled the four VIEs that lease these 27 properties); for additional information regarding these VIEs see Notes 11 and 17 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(5)   Excludes certain non-property specific operating expenses allocated to certain segments.

(6)   The nine months ended September 30, 2009 includes a $6 million reduction in the amortization of above-market rent intangibles resulting from adjustments to the cost allocation of certain assets acquired in 2006.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Life Science Portfolio

As of and for the nine months ended September 30, 2010, unless otherwise indicated, dollars and square feet in thousands

Investments	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(1)
San Francisco	72	$2,507,652	$132,309	16	4,486	88.5
San Diego	16	501,385	30,078	18	1,352	87.4
Utah	10	119,476	8,209	10	670	94.6
	98	$3,128,513	$170,596	16	6,508	88.9

Tenant Concentration	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$39,668	19	684	12
Genentech	36,080	17	794	14
Takeda	16,562	8	324	6
Exelixis, Inc.	12,905	6	295	5
Rigel Pharmaceuticals	12,302	6	147	3
Myriad Genetics	7,082	3	310	5
ARUP	5,294	3	324	6
Alexza Pharmaceuticals, Inc.	5,036	2	107	2
Sequenom	4,713	2	83	1
NuVasive, Inc.	4,493	2	145	3
Other	65,623	32	2,572	43
	$209,758	100	5,785	100

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	09/30/10	06/30/10	09/30/09	09/30/10	09/30/09	09/30/10	06/30/10(2)	09/30/09(2)

Property count	93	93	93	93	93	98	96	94
Investment	$2,845,374	$2,839,833	$2,808,593	$2,845,374	$2,808,593	$3,128,513	$3,086,012	$2,815,660
Square feet	6,070	6,070	6,070	6,070	6,070	6,508	6,399	6,083
Occupancy %(1)	89.4	89.3	91.1	89.4	91.1	88.9	88.7	91.1
NOI:
Rental and related revenues	$54,067	$54,520	$53,040	$162,590	$157,807
Tenant recoveries	10,433	9,596	9,654	29,669	30,024
Operating expenses(3)	(11,801)	(10,885)	(11,186)	(33,384)	(32,402)
	$52,699	$53,231	$51,508	$158,875	$155,429
Adjusted NOI:
Straight-line rents	(3,804)	40	(3,705)	(8,145)	(11,288)
Above (below) market lease intangibles, net	(108)	(206)	129	(521)	(2,062)
Lease termination fees	(1,589)	(1,589)	—	(4,767)	—
	$47,198	$51,476	$47,932	$145,442	$142,079

(1) Occupancy percentages are presented as of the end of the period reported.

(2) Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3) Excludes certain non-property specific operating expenses allocated to certain segments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2010(1)	48	1	$693	—	40	$434	8	$258	—	$—
2011	408	7	13,171	6	359	11,345	49	1,826	—	—
2012	135	2	3,568	2	40	981	95	2,587	—	—
Thereafter	5,194	90	192,326	92	3,531	148,529	1,029	31,422	634	12,376
	5,785	100	$209,758	100	3,970	$161,289	1,181	$36,093	634	$12,376

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(2)	In Rents	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2009	5,464	$34.99

Developments placed in service	250	52.42
Redevelopments	(13)	30.00
Expirations	(130)	25.99
Renewals, amendments and extensions	108	20.56	(28.7)	$8.36	$6.62	46	82.9
New leases and expansions	54	20.61		5.99	7.18	53
Terminations	(54)	23.60

Leased Square Feet as of March 31, 2010	5,679	$36.05

Expirations	(99)	30.59
Renewals, amendments and extensions	67	25.02	(31.1)	42.35	6.35	44	76.2
New leases and expansions	27	16.56		0.13	2.12	22

Leased Square Feet as of June 30, 2010	5,674	$36.40

Acquisitions	85	28.92
Redevelopments	25	28.56
Expirations	(154)	28.00
Renewals, amendments and extensions	87	23.58	(5.1)	6.86	5.67	50	68.3
New leases and expansions	68	19.25		84.81	12.66	88

Leased Square Feet as of September 30, 2010	5,785	$36.26

(1) Includes month-to-month and holdover leases.

(2) Represents actual base rents.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Medical Office Portfolio

As of and for the nine months ended September 30, 2010, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %(1)
On-Campus	143	$1,766,267	$109,192	19	10,781	91.0
Off-Campus	43	412,498	26,096	18	2,119	89.6
	186	$2,178,765	$135,288	19	12,900	90.8

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	09/30/10	06/30/10	09/30/09	09/30/10	09/30/09	09/30/10	06/30/10(2)	09/30/09(2)

Property count	184	184	184	184	184	186	184	184
Investment	$2,159,460	$2,150,539	$2,127,089	$2,159,460	$2,127,089	$2,178,765	$2,150,549	$2,127,477
Square feet	12,797	12,788	12,815	12,797	12,815	12,900	12,788	12,815
Occupancy %(1)	90.7	90.8	90.7	90.7	90.7	90.8	90.8	90.7
NOI:
Rental and related revenues(3)	$65,646	$65,238	$65,412	$196,119	$195,927
Tenant recoveries(3)	12,009	11,955	12,272	35,571	35,248
Operating expenses(3)	(31,715)	(30,943)	(31,945)	(93,025)	(93,373)
	$45,940	$46,250	$45,739	$138,665	$137,802
Adjusted NOI:
Straight-line rents	(535)	(813)	(461)	(2,041)	(1,908)
Below market lease intangibles, net	(516)	(547)	(846)	(1,708)	(2,408)
Lease termination fees	(3)	—	(163)	(398)	(939)
	$44,886	$44,890	$44,269	$134,518	$132,547

(1)       Occupancy percentages are presented as of the end of the period reported.

(2)       Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)       Excludes: (i) certain non-property specific operating expenses allocated to certain segments and (ii) changes in estimates related to common area maintenance and other activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(1)	In Rents(2)	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2009	11,651	$ 21.32

Expirations	(421)	21.87
Renewals, amendments and extensions	332	21.82	1.1	$ 7.25	$ 2.04	44	78.9
New leases	65	20.14		21.34	6.20	53
Terminations	(28)	17.13

Leased Square Feet as of March 31, 2010	11,599	$ 21.48

Expirations	(1,004)	20.67
Renewals, amendments and extensions	900	21.08	5.9	7.57	1.84	63	86.4
New leases	131	17.94		21.00	4.09	54
Terminations	(15)	22.90

Leased Square Feet as of June 30, 2010	11,611	$ 21.54

Acquisitions	98	15.53
Expirations	(799)	23.16
Renewals, amendments and extensions	665	22.41	2.9	8.26	2.31	50	85.3
New leases	138	20.38		30.29	4.69	68
Terminations	(4)	23.64

Leased Square Feet as of September 30, 2010	11,709	$ 21.62

(1)       Represents actual base rents.

(2)       For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Skilled Nursing Portfolio

As of and for the nine months ended September 30, 2010, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR		EBITDARM
Properties(1)	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(2)	Amount	CFC	Amount	CFC
Skilled nursing	45	$244,738	$27,668	25	5,331	85.3	$53,081	1.48 x	$72,687	2.02 x

Secured			Interest				EBITDA		EBITDAM
Loans		Investment	Income				Amount	DSC	Amount	DSC
HCR ManorCare(3)(4)		$630,331	$37,420				N/A	24.28 x	N/A	29.83 x
Genesis HealthCare(5)		83,306	—				N/A	2.66 x	N/A	3.93 x
Other		10,093	798				$1,951	1.29 x	$3,120	2.07 x
		$723,730	$38,218

Mezzanine			Interest					EBITDA		EBITDAM
Loans		Investment	Income					DSC		DSC
HCR ManorCare(4)(6)		$948,365	$46,399					4.63 x		5.69 x
Genesis HealthCare(7)		40,029	19					2.02 x		2.99 x
		$988,394	$46,418

Total		$1,956,862	$112,304

Operator Concentration(8)

					NOI and
	Properties		Investment		Interest Income				EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	Occupancy %(2)	CFC/DSC	CFC/DSC
HCR ManorCare(4)	—	—	$1,578,696	81	$83,819	75	—	—	4.63 x	5.69 x
Genesis HealthCare	—	—	123,335	6	19	—	—	—	2.02 x	2.99 x
Formation Capital	9	100	63,100	3	5,138	5	934	94.8	2.04 x	2.59 x
Covenant Care	12	100	62,318	3	7,557	7	1,373	82.8	1.63 x	2.17 x
Kindred	9	100	38,117	2	6,037	5	1,288	86.2	0.95 x	1.61 x
Trilogy Health Services	5	100	33,351	2	4,125	4	546	88.4	1.21 x	1.59 x
Sun Healthcare	4	100	25,512	1	2,810	2	479	72.1	1.88 x	2.38 x
Other	6	56	32,433	2	2,799	2	711	81.3	1.24 x	1.87 x
	45	92	$1,956,862	100	$112,304	100	5,331

(1)       The Company’s skilled nursing leased properties have the following revenue mix: Private-pay 25%, Medicare 37% and Medicaid 38%.

(2)       Occupancy percentages are one quarter in arrears from the period presented.

(3)       Represents the $720 million participation in first mortgage debt of HCR ManorCare with a carrying value of $630 million. This interest-only participation bears interest on the face amount at LIBOR plus 1.25% and represents 45% of the $1.6 billion most senior tranche of HCR ManorCare’s mortgage debt. The mortgage debt matures in January 2013 if the borrower meets certain performance conditions and exercises a one-year extension option. At August 3, 2009, the mortgage loan was secured by a first lien on 331 HCR ManorCare facilities located in 30 states.

(4)       See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 19 in this report.

(5)       Represents the $92.5 million participation in senior loan of Genesis HealthCare with a carrying value of $83.3 million. The senior loan bears interest on the face amount at LIBOR (subject to a current floor of 1.5% increasing to 2.5% by maturity) plus a spread of 4.75% increasing to 5.75% by maturity. The senior note is prepayable anytime without penalty, matures in September 2014 and is secured by all of Genesis HealthCare’s assets.

(6)       Represents mezzanine loans having an aggregate face value of $1.0 billion and a carrying value of $948 million. These interest-only loans bear interest on their face amounts at LIBOR plus 4.0%. These loans mature in January 2013 and are mandatorily pre-payable in January 2012, unless the borrower satisfies certain performance conditions. At August 3, 2009, the loans were secured by an indirect pledge of equity ownership in 331 HCR ManorCare facilities located in 30 states and are subordinate to other debt of approximately $3.6 billion.

(7)       Represents mezzanine loan of Genesis HealthCare having an aggregate face value of $50 million and a carrying value of $40 million. The mezzanine note bears interest on the face amount at LIBOR plus a spread of 7.50% and matures in September 2014. In addition to the coupon interest payments, the mezzanine note requires payment of a termination fee, of which the Company’s share is currently $2 million, increasing to a maximum of $5 million if the debt is repaid in full at maturity. The mezzanine note is subordinate to the senior loan and secured by the indirect pledge of equity ownership in Genesis HealthCare’s assets.

(8)       Property count and beds are presented for leased properties, excludes secured and mezzanine loans. Occupancy percentages are presented in the aggregate for leased properties and other secured loans, excluding the Company’s interest in HCR ManorCare and Genesis HealthCare.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Skilled Nursing Portfolio

Dollars in thousands, except HCR ManorCare information

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/10	06/30/10	09/30/09	09/30/10	09/30/09	09/30/10	06/30/10(1)	09/30/09(1)

Property count	45	45	45	45	45	45	48	48
Investment	$244,738	$244,738	$244,738	$244,738	$244,738	$244,738	$255,084	$255,084
Beds	5,331	5,331	5,331	5,331	5,331	5,331	5,628	5,628
3-Month Occupancy %(2)	85.1	85.8	85.1	85.1	85.1	85.1	85.6	85.2
12-Month Occupancy %(2)	85.3	85.3	85.7	85.3	85.7	85.3	85.4	85.7
EBITDAR(3)	$53,081	$53,296	$55,275	$53,081	$55,275	$53,081	$55,188	$57,445
EBITAR CFC(3)	1.48 x	1.49 x	1.58 x	1.48 x	1.58 x	1.48 x	1.49 x	1.59 x
EBITDARM(3)	$72,687	$72,927	$74,054	$72,687	$74,054	$72,687	$75,863	$77,252
EBITDARM CFC(3)	2.02 x	2.04 x	2.12 x	2.02 x	2.12 x	2.02 x	2.05 x	2.13 x
NOI:
Rental and related revenues	$9,274	$9,299	$9,494	$27,843	$27,366
Operating expenses(4)	(57)	(47)	(22)	(149)	(97)
	9,217	9,252	9,472	27,694	27,269

Adjusted NOI:
Straight-line rents	(226)	(281)	(361)	(847)	(709)
	$8,991	$8,971	$9,111	$26,847	$26,560

HCR Properties, LLC (HCR ManorCare “PropCo”) Information

Portfolio Summary (dollars in thousands)(5)

			Non-
		Occupancy	Medicaid	Twelve Month
Property Count	Beds	%	Revenue(6)	EBITDA(3)	EBITDAM(3)
331	41,494	87.7	72%	$595,951	$732,121

Debt Capital Structure (dollars in billions)

						12-Month
			12-Month	12-Month	3-Month	EBITDA DSC
		HCP	EBITDA	EBITDAM	EBITDA	at Interest-
	Total	Interest(7)	DSC	DSC	DSC	Rate Cap
First mortgage	$1.6	$0.7	24.28 x	29.83 x	25.35 x	6.96 x
Other mortgage	1.4	—
Mezzanine securities	1.6	1.0	4.63 x	5.69 x	4.89 x	1.96 x
	$4.6	$1.7	4.63 x	5.69 x	4.89 x	1.96 x

Interest-Rate Caps (dollars in billions)

				Maturity
Description	Notional	Strike Rate		Date	Index
Interest-rate cap	$2.5	3.00%		January 2012	1-month LIBOR
Interest-rate cap	2.1	5.25%		January 2012	1-month LIBOR

(1)       Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)       Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties, excluding and secured and mezzanine loans.

(3)       EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

(4)       Excludes certain non-property specific operating expenses allocated to certain segments.

(5)       PropCo leases its properties to HCR III HealthCare, LLC (“OpCo”) under a 12-year triple-net lease, which commenced in December 2007 and includes one 10-year extension option. Initial year base rent to OpCo is $379.5 million and escalates at 3% per annum.

(6)       Private-pay and Medicare revenues as a percentage of total revenues are 32% and 40%, respectively.

(7)       HCP’s participation interest in first mortgage is pari passu with the remaining first mortgage. HCP’s investments in mezzanine securities are junior to the remaining mezzanine securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Hospital Portfolio

As of and for the nine months ended September 30, 2010, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(1)(2)	Amount	CFC	Amount	CFC
Acute care	5	$452,215	$42,917	34	1,609	57.9	$245,313	5.46 x	$268,953	5.98 x
Rehab	7	96,784	5,999	20	487	64.8	30,381	3.51 x	34,130	3.94 x
Specialty	2	63,686	4,053	26	37	N/A	25,815	5.06 x	28,478	5.59 x
LTACH	3	35,205	5,959	16	244	51.1	7,422	1.06 x	11,205	1.61 x
	17	$647,890	$58,928	24	2,377	58.6	$308,931	4.70 x	$342,766	5.22 x

Secured		Interest	EBITDA(1)		EBITDAM(1)
Loans	Investment	Income	Amount	DSC	Amount	DSC
Acute care	$55,826	$3,011	$13,003	4.36 x	$14,947	5.02 x

Mezzanine		Interest	EBITDA	EBITDAM
Loans	Investment	Income	DSC	DSC
Acute care	$87,700	$10,062	2.76 x	3.06 x
Specialty	97,511	9,943	1.66 x	1.66 x
	$185,211	$20,005	2.30 x	2.47 x

Total	$888,927	$81,944

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
HCA(4)	1	—	$254,406	29	$25,689	31	677
Tenet Healthcare Corp	3	—	196,709	22	17,290	21	756
Cirrus Health	2	—	147,508	17	12,645	16	37
HealthSouth	5	80	55,981	6	6,602	8	372
Other	6	50	234,323	26	19,718	24	535
	17	41	$888,927	100	$81,944	100	2,377

(1) Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2) Occupancy percentages are one quarter in arrears from the period presented.

(3) Property count and beds are presented for leased properties, excludes secured and mezzanine loans.

(4) Investment amount includes $166.7 million related to leased properties and $87.7 million related to marketable securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Operating Lease Portfolio					Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/10	06/30/10	09/30/09	09/30/10	09/30/09	09/30/10	06/30/10(1)	09/30/09(1)

Property count	17	17	17	17	17	17	17	18
Investment	$647,890	$646,456	$646,184	$647,890	$646,184	$647,890	$646,456	$673,109
Beds	2,377	2,345	2,345	2,377	2,345	2,377	2,345	2,510
3-Month Occupancy %(2)	57.7	62.6	59.6	57.7	59.6	57.7	62.6	57.5
12-Month Occupancy %(2)	58.6	59.0	59.1	58.6	59.1	58.6	59.0	57.6
EBITDAR(3)	$308,931	$322,969	$307,113	$308,931	$307,113	$308,931	$322,969	$304,597
EBITDAR CFC(3)	4.70 x	4.93 x	4.75 x	4.70 x	4.75 x	4.70 x	4.93 x	4.46 x
EBITDARM(3)	$342,766	$356,438	$340,028	$342,766	$340,028	$342,766	$356,438	$338,934
EBITDARM CFC(3)	5.22 x	5.44 x	5.26 x	5.22 x	5.26 x	5.22 x	5.44 x	4.96 x
NOI:
Rental and related revenues	$21,123	$22,246	$20,508	$62,733	$60,578
Operating expenses	(1,019)	(576)	(878)	(3,805)	(2,537)
	$20,104	$21,670	$19,630	$58,928	$58,041
Adjusted NOI:
Straight-line rents	(396)	(1,421)	(2,737)	(3,760)	(7,683)
Below market lease intangibles, net	(218)	(218)	(218)	(654)	(653)
	$19,490	$20,031	$16,675	$54,514	$49,705

(1) Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2) Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3) EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Investment Management Platform

As of and for the nine months ended September 30, 2010, dollars in thousands

						HCP’s
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(1)	Fee Income	(in years)

HCP Ventures II	Senior housing	January-07	35%	$1,100,432	$65,108	$1,965	Indefinite
HCP Ventures III	Medical office	October-06	30%(2)	142,115	10,274	303	10
HCP Ventures IV	Medical office	April-07	20%	642,475	38,423	1,484	10
HCP Life Science	Life science	August-07	50%-63%	143,409	65,162	3	97-98
				$2,028,431	$178,967	$3,755

Balance Sheets(3)

	September 30, 2010			December 31, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
ASSETS
Real estate:
Buildings and improvements	$935,208	$659,391	$35,543	$935,902	$661,227	$35,353
Development costs and CIP	1,749	3,853	1,815	—	436	207
Land	108,907	67,835	8,271	108,907	67,820	8,271
Accumulated depreciation and amortization	(105,085)	(89,611)	(22,722)	(85,370)	(75,673)	(20,955)
Net real estate	940,779	641,468	22,907	959,439	653,810	22,876
Cash and cash equivalents and restricted cash	9,054	19,400	2,607	7,215	11,505	1,427
Intangible assets, net	36,530	44,575	—	39,745	50,948	—
Other assets, net	6,242	19,256	1,767	51,872	18,801	2,045
Total assets	$992,605	$724,699	$27,281	$1,058,271	$735,064	26,348
LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$652,036	$469,267	$10,673	$659,476	$469,675	$12,968
Intangible liabilities, net	989	12,953	—	1,069	14,326	—
Accounts payable, accrued liabilities and deferred revenue	7,781	16,055	1,873	5,920	14,739	903
Total liabilities	660,806	498,275	12,546	666,465	498,740	13,871

HCP’s capital	113,374	36,911	7,718	134,375	39,075	6,352
Partners’ capital	218,425	189,513	7,017	257,431	197,249	6,125
Total liabilities and members’ capital	$992,605	$724,699	$27,281	$1,058,271	$735,064	$26,348

(1)    The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from our capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)    The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(3)    Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Investment Management Platform

In thousands

Statements of Operations and Funds From Operations(1)

	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
Revenues:
Rental and related revenues	$15,871	$16,743	$2,586	$20,852	$17,864	$1,786
Tenant recoveries	—	4,204	359	—	4,531	345
Total revenues	15,871	20,947	2,945	20,852	22,395	2,131

Costs and expenses:
Depreciation and amortization	6,922	6,895	616	7,031	9,525	439
Operating	—	8,465	373	7	8,563	376
General and administrative	919	900	4	1,261	1,072	84
Impairment of straight-line rent asset(2)	54,500	—	—	—	—	—
Total costs and expenses	62,341	16,260	993	8,299	19,160	899

Other income (expense):
Other income, net	—	2	—	—	(56)	—
Interest expense	(9,612)	(6,826)	(200)	(9,757)	(6,993)	(253)
Net income (loss)	$(56,082)	$(2,137)	$1,752	$2,796	$(3,814)	$979

Depreciation and amortization	6,922	6,895	616	7,031	9,525	439
FFO	$(49,160)	$4,758	$2,368	$9,827	$5,711	$1,418

HCP’s pro rata share of FFO(2)	$1,869	$1,070	$1,379	$3,439	$1,267	$790

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$774	$(122)	$—	$793	$105	$—
Amortization of debt issuance costs, net	171	190	7	171	190	7
Straight-line rents	—	(855)	91	(2,515)	(746)	(7)
Leasing costs and tenant and capital improvements	—	(1,809)	(1,350)	(489)	(889)	(60)

	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
	Senior Housing	Medical Office	Life Science	Senior Housing	Medical Office	Life Science
Revenues:
Rental and related revenues	$58,003	$51,139	$7,418	$62,551	$53,352	$5,531
Tenant recoveries	—	12,955	1,087	—	13,784	836
Total revenues	58,003	64,094	8,505	62,551	67,136	6,367

Costs and expenses:
Depreciation and amortization	20,760	23,772	1,839	21,092	28,571	3,241
Operating	15	25,062	1,151	7	26,067	1,162
General and administrative	3,330	2,891	46	3,759	3,264	116
Impairment of straight-line rent asset(2)	54,500	—	—	—	—	—
Total costs and expenses	78,605	51,725	3,036	24,858	57,902	4,519

Other income (expense):
Other income, net	1	10	—	1	180	—
Interest expense	(28,637)	(20,534)	(641)	(29,058)	(20,744)	(792)
Net income (loss)	$(49,238)	$(8,155)	$4,828	$8.636	$(11,330)	$1,056

Depreciation and amortization	20,760	23,772	1,839	21,092	28,571	3,241
FFO	$(28,478)	$15,617	$6,667	$29,728	$17,241	$4,297

HCP’s pro rata share of FFO(2)	$9,108	$3,503	$3,866	$10,405	$3,867	$2,410

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$2,323	$(173)	$—	$2,409	$282	$—
Amortization of debt issuance costs, net	514	569	24	514	569	24
Straight-line rents	(9,539)	(1,554)	242	(7,549)	(1,765)	(63)
Leasing costs and tenant and capital improvements	(1,055)	(4,924)	(2,013)	(1,400)	(3,511)	(512)

(1)    Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

(2)    Net income (loss) for the periods ended September 30, 2010, includes an impairment of $54.5 million related to straight-line rent assets of HCP Ventures II (the “Ventures”).  Concurrently, during the quarter ended September 30, 2010 HCP recognized a $71.7 million impairment of its investment in the Ventures that was primarily attributable to a reduction in the estimated fair value of the Ventures’ real estate assets and includes the impact of the Ventures’ impairment (HCP’s pro rata share of $19.1 million) of its straight-line rent assets. Therefore, HCP’s share in FFO for the periods ended September 30, 2010 did not include the impact of the Ventures’ impairment of its straight-line rent assets.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
	Senior	Medical		Senior	Medical
	Housing	Office	Life Science	Housing	Office	Life Science

Net income (loss)	$(56,082)	$(2,137)	$1,752	$2,796	$(3,814)	$979
Depreciation and amortization	6,922	6,895	616	7,031	9,525	439
General and administrative	919	900	4	1,261	1,072	84
Impairment	54,500	—	—	—	—	—
Other income, net	—	(2)	—	—	56	—
Interest expense	9,612	6,826	200	9,757	6,993	253

NOI	$15,871	$12,482	$2,572	$20,845	$13,832	$1,755
Straight-line rents	—	(855)	91	(2,515)	(746)	(7)
Amortization of above (below) market lease intangibles, net	774	(122)	—	793	105	—

Adjusted NOI	$16,645	$11,505	$2,663	$19,123	$13,191	$1,748

HCP’s pro rata share of NOI	$5,555	$2,778	$1,496	$7,296	$3,055	$986

HCP’s pro rata share of adjusted NOI	$5,826	$2,568	$1,543	$6,693	$2,911	$982

	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
	Senior	Medical		Senior	Medical
	Housing	Office	Life Science	Housing	Office	Life Science

Net income (loss)	$(49,238)	$(8,155)	$4,828	$8,636	$(11,330)	$1,056
Depreciation and amortization	20,760	23,772	1,839	21,092	28,571	3,241
General and administrative	3,330	2,891	46	3,759	3,264	116
Impairment	54,500	—	—	—	—	—
Other income, net	(1)	(10)	—	(1)	(180)	—
Interest expense	28,637	20,534	641	29,058	20,744	792

NOI	$57,988	$39,032	$7,354	$62,544	$41,069	$5,205
Straight-line rents	(9,539)	(1,554)	242	(7,549)	(1,765)	(63)
Amortization of above (below) market lease intangibles, net	2,323	(173)	—	2,409	282	—
Lease termination fees	—	(429)	—	—	—	—

Adjusted NOI	$50,772	$36,876	$7,596	$57,404	$39,586	$5,142

HCP’s pro rata share of NOI	$20,296	$8,673	$4,262	$21,890	$9,123	$2,937

HCP’s pro rata share of adjusted NOI	$17,770	$8,186	$4,385	$20,091	$8,766	$2,902

(1)    Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

As of and for the nine months ended September 30, 2010, dollars and square feet in thousands

	Property			Average			EBITDAR		EBITDARM

HCP Ventures II(1)	Count	Investment	NOI	Age (Years)	Units	Occupancy%(2)(3)	Amount	CFC	Amount	CFC

Assisted living	4	$57,735	$2,902	21	399	92.7	$3,834	0.98 x	$4,525	1.16 x

Independent living	17	904,373	47,645	20	4,671	91.2	53,622	0.84 x	60,221	0.94 x

CCRCs	4	138,324	7,441	17	549	94.9	9,157	0.92 x	10,545	1.05 x

	25	$1,100,432	$57,988	20	5,619	91.7	$66,613	0.86 x	$75,291	0.97 x

	Property			Average	Square

HCP Ventures III	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)

Medical office:

On-Campus	9	$109,273	$6,979	10	619	97.8

Off-Campus	4	32,842	1,683	9	183	88.1

	13	$142,115	$8,662	10	802	95.6

	Property			Average	Square

HCP Ventures IV	Count(4)	Investment	NOI	Age (Years)	Feet	Occupancy%(2)(5)

Medical office:

On-Campus	22	$208,930	$9,454	22	1,103	75.8

Off-Campus	31	352,163	15,705	19	1,478	83.7

Hospital:

LTACH	1	12,193	456	4	N/A	N/A

Rehab	1	13,965	1,092	4	N/A	N/A

Specialty	2	55,224	3,663	6	N/A	N/A

	57	$642,475	$30,370	19

	Property			Average	Square

HCP Life Science	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)

San Francisco	2	$74,570	$3,262	13	147	100.0

San Diego	2	68,839	4,092	14	131	96.8

	4	$143,409	$7,354	14	278	98.5

Total	99	$2,028,431	$104,374

(1)    All facilities are operated by Horizon Bay Senior Communities.

(2)    For MOBs and life science facilities, occupancy are presented as of the end of the period reported. For senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and are one quarter in arrears from the period reported.

(3)    At September 30, 2010, the average three-month occupancy for senior housing facilities was 91.3%. These occupancy percentages are one quarter in arrears from the period presented.

(4)    During the nine months ended September 30, 2010, one MOB was placed into redevelopment, which was removed from the property count and related statistics.

(5)    Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Adjusted EBITDA	$254,435	$237,314	$741,035	$701,146
Interest expense:
Continuing operations	71,600	74,039	220,303	226,053
HCP’s share of interest expense from the Investment Management Platform	4,989	5,103	14,929	15,201
Capitalized interest	5,310	6,647	15,514	18,994
Preferred stock dividends	5,282	5,282	15,848	15,848
Fixed charges	$87,181	$91,071	$266,594	$276,096

Adjusted fixed charge coverage	2.9 x	2.6 x	2.8 x	2.5 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for twelve months; however, for properties where the Company reports facility-level revenues and related operating expenses (i.e., the 27 properties discussed in page 9 footnote 4 of this report), the Company annualizes the facility-level NOI.  Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues).  The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and MOBs are measured in square feet. Skilled nursing facilities and hospitals are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent twelve months of available data divided by the Same Period Rent.  Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Debt Service Coverage (“DSC”).  Facility EBITDA(R) or Facility EBITDA(R)M for the most recent twelve months of available data divided by Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA(R) or Facility EBITDA(R)M.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs.  For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable.  The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income.  Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed.  For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity.  The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, litigation provision and gains or losses from real estate dispositions.  By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income:

In thousands
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income (loss)	$26,173	$(43,220)	$198,869	$110,667
Interest expense:
Continuing operations	71,600	74,039	220,303	226,053
Income taxes:
Continuing operations	867	(325)	1,809	1,395
Discontinued operations	7	3	29	168
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,334	81,177	234,008	240,308
Discontinued operations	173	1,180	1,382	2,276
Equity income from unconsolidated joint ventures	(209)	(1,328)	(4,078)	(1,993)
HCP’s share of EBITDA from the Investment Management Platform	9,308	10,601	31,406	31,886
Other joint venture adjustments	476	551	1,566	1,741
EBITDA	$186,729	$122,678	$685,294	$612,501

Impairments, net of recoveries	71,693	15,123	59,793	21,029
Litigation provision	—	101,973	—	101,973
Gain on sales of real estate	(3,987)	(2,460)	(4,052)	(34,357)
Adjusted EBITDA	$254,435	$237,314	$741,035	$701,146

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

Facility EBITDA(R) (“EBITDA(R)”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented. The Company uses Facility EBITDA(R) in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R) has limitations as an analytical tool.  Facility EBITDA(R) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDA(R) includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDA(R)M (“EBITDA(R)M”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented.  The Company uses Facility EBITDA(R)M in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R)M has limitations as an analytical tool.  Facility EBITDA(R)M does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R)M does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R)M as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.  The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage.  The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies.  The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, FFO, before the impact of impairments, recoveries and litigation provision, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

In addition, the Company presents FFO, before the impact of impairments, recoveries and litigation provision. Management believes FFO, before the impact of impairments, recoveries and litigation provision, is useful to both the Company and its investors.  This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 35% interest.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures II, (iii) HCP Ventures III and (iv) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation provision, impairments, impairment recoveries, other income, net, income taxes, equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income:

In thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income (loss)	$26,173	$(43,220)	$198,869	$110,667
Interest income	(36,582)	(33,936)	(108,004)	(87,791)
Investment management fee income	(1,157)	(1,326)	(3,755)	(4,133)
Depreciation and amortization	78,334	81,177	234,008	240,308
Interest expense	71,600	74,039	220,303	226,053
General and administrative	19,590	22,856	65,039	61,619
Litigation provision	—	101,973	—	101,973
Impairments (recoveries)	—	15,123	(11,900)	20,904
Other income, net	(6,657)	(5,983)	(7,151)	(5,107)
Income taxes	867	(325)	1,809	1,395
Equity income from unconsolidated joint ventures	(209)	(1,328)	(4,078)	(1,993)
Impairments of investments in unconsolidated joint ventures	71,693	—	71,693	—
Total discontinued operations, net of taxes	(4,703)	(3,403)	(6,559)	(40,852)
NOI	$218,949	$205,647	$650,274	$623,043

Straight-line rents	(11,174)	(12,992)	(32,869)	(38,751)
Interest accretion – DFLs	(1,886)	(2,034)	(5,549)	(5,983)
Amortization of above and below market lease intangibles, net	(1,629)	(1,677)	(5,337)	(12,657)
Lease termination fees	(1,592)	(479)	(5,165)	(1,826)
NOI adjustments related to discontinued operations	7	(18)	27	389
Adjusted NOI	$202,675	$188,447	$601,381	$564,215

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Occupancy.  For life science facilities and MOBs, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for senior housing facilities, skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for senior housing facilities, skilled nursing facilities and hospitals are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs and debt investments, and excludes properties under development, including redevelopment, and land held for development.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. Sunrise Senior Living percentage pooled consists of 74 assets under 10 separate pools.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental Revenues.  Represents rental and related revenues, tenant recoveries and income from direct financing leases.

Retention Rate.  The Company defines retention rate as the ratio of total square feet expiring and available for lease to total renewed square feet, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  Same property statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its same property portfolio as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented.  Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio.  SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Senior Housing.  ALFs, ILFs and CCRCs.  For reporting purposes, the Company’s senior housing portfolio also includes a school formerly operated as an assisted living facility and six health and wellness centers.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands
	September 30, 2010	December 31, 2009	September 30, 2009
Consolidated total assets	$12,245,299	$12,209,735	$12,338,210
Investments in and advances to unconsolidated joint ventures	(197,697)	(267,978)	(261,364)
Accumulated depreciation and amortization	1,396,602	1,238,728	1,184,385
Accumulated depreciation and amortization from assets held for sale	7,756	24,808	25,819
Consolidated gross assets	$13,451,960	$13,205,293	$13,287,050
HCP’s share of unconsolidated total assets(1)	520,843	545,539	550,011
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	68,792	57,889	59,809
Total gross assets	$14,041,595	$13,808,721	$13,896,870

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, twelve months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform.

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